SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/25/96            4,000            16.3000
               THE GABELLI CAPITAL ASSET FUND
                                11/25/96            4,000            16.0500
               THE GABELLI ABC FUND
                                11/27/96              700            16.0500
          GAMCO INVESTORS, INC.
                                12/06/96            6,000            15.9354
                                12/05/96           18,000            16.2153
                                12/04/96              900            15.8750
                                11/29/96            1,000            16.0625
                                11/25/96            2,000            16.1875





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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